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                       THIS SCHEDULE IS INCORPORATED INTO
                       AND FORMS PART OF THE ARTICLES OF
                  DYNAMIC RESOURCES CORP. (the "Corporation")



OTHER RULES OR PROVISIONS (IF ANY):

(A) The Directors may, between Annual General Meetings, appoint one or more additional Directors of the Corporation to serve until the next Annual General Meeting, but the number of additional Directors shall not at any time exceed 1/3 of the number of Directors who held office at the expiration of the last Annual Meeting of the Corporation.

(B) A Director or Directors of the Corporation may be elected or appointed for terms expiring not later than the close of the third Annual Meeting of the Shareholders following the election.




                                          RESTATED ARTICLES OF INCORPORATION
                                                   Business Corporations Act
                                                                 Section 180


1.  NAME OF CORPORATION     			2. CORPORATE ACCESS NUMBER

    DYNAMIC RESOURCES CORP.			   205681331                 |


3. THE CLASSES OF SHARES, AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE:

    (1) The attached share capital schedule is incorporated into and forms part of these articles.

    (2) The attached Section 173(1)(f) schedule, which was filed on March 5, 2004 with the Registrar, is incorporated into and forms part of these articles.

4.  RESTRICTIONS ON SHARE TRANSFERS (IF ANY):
            No Restrictions.

5.  NUMBER, OR MINIMUM AND MAXIMUM NUMBER, OF DIRECTORS:
            The Corporation shall have at least one (1) and a maximum of ten
	    (10) Directors.

6. IF THE CORPORATION IS RESTRICTED FROM CARRYING ON A CERTAIN BUSINESS, OR RESTRICTED TO CARRYING ON A CERTAIN BUSINESS, SPECIFY THE RESTRICTION(S):
            There are no restrictions placed on the business of the Corporation.

7.  OTHER PROVISIONS (IF ANY):
            The attached schedule is incorporated into and forms part of these articles.

    THE RESTATED ARTICLES OF INCORPORATION CORRECTLY SET OUT ABOVE, WITHOUT SUBSTANTIVE CHANGE REPRESENT THE ARTICLES OF INCORPORATION AS AMENDED AND SUPERSEDE THE ORIGINAL ARTICLES OF INCORPORATION.

                                 D. Richard Skeith
				 ---------------------		-------------
                                 Name of Person Authorizing    	Signature
                                 (please print)

                                 Solicitor
				 ---------------------		-------------
                                 Title (please print)           Date


This information is being collected for the purposes of corporate registry records in accordance with the Business Corporations Act. Questions about the collection of this information can be directed to the Freedom of Information and Protection of Privacy Coordinator for Alberta Registries, Box 3140, Edmonton, Alberta T5J 4L4, (780) 427-7013.

REG 3067 (Rev. 2003/05)